Exhibit 23.2

CONSENT OF BEARD MILLER COMPANY LLP

Sun Bancorp, Inc. 401(k) Plan

Lewisburg, Pennsylvania

CONSENT OF INDEPENDENT AUDITORS

As independent auditors, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 by Sun Bancorp, Inc. regarding the Sun Bancorp, Inc. 401(k) Plan (the “Plan”) of our report dated May 28, 2003, relating to the statement of net assets available for benefits as of December 31, 2002 and the statement of changes in net assets available for benefits for the year ended December 31, 2002, which report appears in the December  31, 2002 annual report on Form 11-K of the Plan

/s/ Beard Miller Company LLP

York, Pennsylvania
June 27, 2003